EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Wendell Bailey, Cable Industry Icon and WEGENER Director, Dies

(October 2, 2006) – DULUTH, Georgia – Wegener Corporation (Nasdaq: WGNR), a leading provider of equipment for television, audio and data distribution networks worldwide, today acknowledged with sadness the recent death of Wendell Bailey, Director of the Corporation. Mr. Bailey served on the Wegener Corporation Board of Directors since 2003.

“Wendell has been an active contributor to our board throughout his tenure,” stated Robert Placek, Chairman of the Board and CEO of WEGENER Corporation. “We have been very fortunate to have him share his vast knowledge of the cable industry with us. His understanding of future trends in technology was particularly insightful. Wendell was a respected and trusted member of our board.”

“Wendell is an icon of the cable industry and was admired and well-liked by all that knew him,” stated Ned Mountain, President of WEGENER. “He had a true talent for clearly articulating his passion for technology and was a highly effective communicator of the possibilities and challenges within the cable industry. I will personally miss Wendell as a friend and as a sounding board.”

Mr. Bailey is well known as a technology leader in cable television, having served for 17 years as the NCTA (National Cable and Telecommunications Association) Vice President, Science and Technology. He also served as the Chief Technologist, Advanced Broadband Technology, for NBC for 5 years and held positions at AT&T and MCI earlier in his career. He authored over 100 articles and papers in the fields of television and telecommunications technology. Among many other industry positions, he was a member of the Advanced Television System Committee Executive Board and was Vice Chairman of the FCC Advisory Committee on ATV. CED Magazine named Bailey “Man of the Year” in 1988.

ABOUT WEGENER

WEGENER (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for video, audio, and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL, WEGENER’s patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of WEGENER

Communications, Inc. All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby. Forward-looking statements may be identified by words such as “believes,” “expects,” “projects,” “plans,” “anticipates,” and similar expressions, and include, for example, statements relating to expectations regarding future sales, income and cash flows. Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to: customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2007 and beyond, and success of the Company’s research and development efforts aimed at developing new products. Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K. Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

CONTACTS:

Troy Woodbury – Investor Relations

Melanie Charles – Public Relations

WEGENER

(770) 814-4000

FAX (770) 623-9648

info@wegener.com